EXHIBIT 11.1

                         EARNINGS PER SHARE COMPUTATIONS

The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share

                                                                          THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                             SEPTEMBER 30,              SEPTEMBER 30,
                                                                          1998          1999         1998          1999
                                                                        ----------------------     -----------------------
Basic:
  Weighted average common shares outstanding
    used in computing basic earnings per share                          4,906,135    4,979,036     4,905,154     4,946,852
                                                                        ======================     =======================
Basic Earnings Per Share                                                                 $0.14                       $0.46
                                                                                     =========                   =========
Diluted:
  Weighted average common and common equivalent                         4,906,135    4,979,036     4,905,154     4,946,852
    shares outstanding
  Effect of shares issuable under stock plans
    using the treasury method                                              44,748      250,592        37,479       227,511
  Effect of shares contingently issuable under warrants
    issued with the 8% subordinated debentures using
    the treasury stock method                                               5,551          -           4,104         8,918
  Effect of shares contingently issuable under warrants
    issued with the Initial Public Offering (IPO) using
    the treasury stock method                                                           28,117                      10,606
                                                                        ----------------------     -----------------------
  Shares used in computing diluted earnings per share                   4,956,434    5,257,745     4,946,737     5,193,887
                                                                        ======================     =======================
Diluted Earnings Per Share                                                               $0.14                       $0.44
                                                                                     =========                   =========